As filed with the Securities and Exchange Commission on October 10, 2006.
                                                     Registration No. 333-130376
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                THE BOC GROUP plc
             (Exact name of Registrant as specified in its charter)


             England                                 Not Applicable
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                            Chertsey Road, Windlesham
                                Surrey, GU20 6HJ
                                     England
                             Tel: +44 (0)1276 477222
   (Address and telephone number of Registrant's principal executive offices)

                      THE BOC GROUP PLC SHARE MATCHING PLAN
                            (Full title of the plan)

                              CT Corporation System
                           111 Eighth Avenue, New York
                              New York, 10011, USA
                                +1 (212) 590-9338
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                +1 (212) 848-7171


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

                              EXPLANATORY STATEMENT


This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-130376 (the "Registration Statement"), is being filed to deregister certain ordinary shares of 25 pence each (the "Shares") of The BOC Group Plc (the "Registrant") that were registered for issuance to employees of the Registrant pursuant to The BOC Group Plc Share Matching Plan (the "Plan"). The Registration Statement registered 1,700,000 Shares pursuant to the Plan. In connection with the Registrant's suspension of duty to file reports under Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

                                     PART II

                                   SIGNATURES

         Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Windlesham, Surrey, England, and in Murray Hill, New Jersey, U.S.A. on October 10, 2006.



                                         THE BOC GROUP plc


                                         By: /s/ Anthony Eric Isaac
                                             -----------------------------------
                                         Name:    Anthony Eric Isaac
                                         Title:   Chief Executive


                                         By: /s/ James P. Blake
                                             -----------------------------------
                                         Name:    James P. Blake
                                         Title:   Authorized U.S. Representative